Atlantic Gulf Communities Corporation Exhibit to the 1999 Form 10-K Exhibit (c) 23, Accountant's Consent-Ernst & Young, LLP
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             Consent of the Independent Certified Public Accountants
                               Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-78284, as amended by Amendments 1 and 2, and Form S-8 No. 33-78282 pertaining to the Company's Employee Stock Option Plan), of our report March 29, 2000, with respect to the consolidated financial statements and schedule of Atlantic Gulf Communities Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                            /s/ Ernst & Young, LLP


Miami, Florida
April 14, 2000